UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2014

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

H.E. “Scott” Wolfe, Chief Executive Officer of Universal Truckload Services, Inc. (the “Company”), notified the Company on June 2, 2014 of his intention to retire as the Company’s Chief Executive Officer effective as of December 31, 2014.

On June 4, 2014 the Board of Directors increased the size of the Board from 10 to 11 directors and appointed Mr. Wolfe to fill the newly created directorship, effective immediately. Mr. Wolfe will continue to serve as Chief Executive Officer of the Company until December 31, 2014 and, thereafter, he will serve as a non-employee director. Mr. Wolfe will receive no additional compensation for his services as a director while he is employed by the Company. Following his retirement as Chief Executive Officer, Mr. Wolfe’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. The Company pays each non-employee director an annual cash retainer of $20,000, payable in quarterly installments. Non-employee directors also receive an additional payment of $1,800 for each meeting of the Board or Board committees that they attend in person, and $600 for each meeting that they attend by telephone. The Company also reimburses its non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors, including expenses for food, lodging and transportation.

In connection with the transition, the Board of Directors elected Jeffrey A. Rogers as Executive Vice President of the Company on June 3, 2014. Mr. Rogers will serve as Executive Vice President until December 31, 2014, at which time Mr. Rogers will succeed Mr. Wolfe as Chief Executive Officer.

Prior to joining the Company, Mr. Rogers, age 51, served as President of YRC Freight Inc. from September 2011 to September 2013. Previously, he served as president of USF Holland Inc., a subsidiary of YRC Worldwide Inc., and Chief Financial Officer of YRC Regional Transportation Inc. He also previously spent 14 years with United Parcel Service in various finance and operational roles. Mr. Rogers is a military veteran who served in the U.S. Army Rangers. He holds a Bachelor of Science degree in Accounting from Kansas Newman University and a Masters in Business Administration from Baker University.

On June 3, 2014 the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Rogers. Under the Employment Agreement, Mr. Rogers will receive an annual base salary of $400,000, subject to annual review and adjustment. Mr. Rogers is eligible for an annual cash bonus under the Employment Agreement, and the cash bonus to be awarded to Mr. Rogers upon conclusion of his first year of employment will be not less than $100,000. The cash bonus for his first year of employment will be paid in installments, with 50% of the bonus to be paid at the time of the award and 25% of the remainder to be paid on each of the four one-year anniversaries of the award date. Mr. Rogers’ eligibility for an annual cash bonus in subsequent years of his employment will be determined pursuant to performance criteria to be established by the Board of Directors. He will also be eligible for discretionary grants of stock options, restricted stock, restricted stock purchase rights, stock appreciation rights, phantom stock units, restricted stock units and unrestricted stock under our 2014 Amended and Restated Stock Incentive Plan. Mr. Rogers may also participate in other benefit plans on the same terms as our other employees.

Pursuant to the Employment Agreement, the Company may terminate Mr. Rogers’ employment at any time for just cause. The Company may also terminate Mr. Rogers’ employment if it is determined by the Board of Directors that the best interests of the Company would be served by such termination; provided that, if such termination is without cause, Mr. Rogers will be entitled to receive his base salary for a period of six months following such termination. The Employment Agreement also provides Mr. Rogers the right to terminate his employment with the Company upon three months’ prior written notice to the Company. Mr. Rogers’ employment with the Company will be terminated upon Mr. Rogers’ death and may be terminated by the Company upon Mr. Rogers’ continued disability for a period of three consecutive months.

Except for the Employment Agreement, there is no arrangement or understanding between Mr. Rogers and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Rogers and any of the Company’s directors or executive officers. Mr. Rogers does not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 3, 2014, the Company held its 2014 Annual Shareholders’ Meeting. Our shareholders considered four proposals, each of which is described in the Proxy Statement dated April 29, 2014 for the meeting. A total of 30,007,908, or 99.7% of the total shares outstanding, were represented in person or by proxy. The final results of votes with respect to the proposals submitted for shareholder vote at the 2014 Annual Shareholders’ Meeting are set forth below.

Proposal 1 - Election of Directors

Our shareholders elected for one-year terms all persons nominated for election as directors as set forth in our proxy statement dated April 29, 2014. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

	For	Withheld
Donald B. Cochran	28,194,318	1,525,801
Matthew T. Moroun	25,062,610	4,657,509
Manuel J. Moroun	26,802,066	2,918,053
Frederick P. Calderone	28,181,804	1,538,315
Joseph J. Casaroll	29,680,374	39,745
Daniel J. Deane	29,679,754	40,365
Michael A. Regan	29,679,754	40,365
Daniel C. Sullivan	28,182,724	1,537,395
Richard P. Urban	29,680,374	39,745
Ted B. Wahby	29,679,454	40,665

There were 287,789 broker non-votes with respect to this proposal.

Proposal 2 - Ratification of Appointment of Independent Registered Public Accountants

Our shareholders voted upon and approved the ratification of the appointment of BDO USA, LLP to serve as our independent registered public accountants for the year ending December 31, 2014. The votes on this proposal were as follows:

For	Against	Abstain
29,998,486	2,495	6,927

There were no broker non-votes with respect to this proposal.

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s shareholders voted upon and approved the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the “Summary Compensation Table”, and the accompanying narrative disclosure, as set forth in the Proxy Statement for the 2014 Annual Shareholders’ Meeting.”

The votes on this proposal were as follows:

For	Against	Abstain
29,694,138	15,849	10,132

There were 287,789 broker non-votes with respect to this proposal.

Proposal 4 – Approval of the 2014 Amended and Restated Stock Incentive Plan

The Company’s shareholders voted upon and approved the following resolution:

“RESOLVED, that the shareholders of the Company approve the 2014 Amended and Restated Stock Incentive Plan, including the material terms of the performance goals under such plan.”

The votes on this proposal were as follows:

For	Against	Abstain
29,614,138	99,453	6,528

There were 287,789 broker non-votes with respect to this proposal.

Item 8.01 OTHER EVENTS.

On June 4, 2014, the Company issued a press release announcing the matters described in Item 5.02 of the Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1: Press Release dated June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: June 6, 2014	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer